                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                  $500,000,000

                      FIVE YEAR REVOLVING CREDIT AGREEMENT

                                   dated as of

                                  June 22, 2005

                                     among

                              The Chubb Corporation

                             The Banks Listed Herein

                          Deutsche Bank Securities Inc.

                                       and

                          Citigroup Global Markets Inc.
                 as Joint Lead Arrangers and Joint Book Runners

                                       and

                               Citicorp USA, Inc.
                              as Syndication Agent

                                       and

                        Deutsche Bank AG New York Branch
                            as Administrative Agent

                               TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
                                                 ARTICLE I

                                                Definitions

SECTION 1.01. Definitions...........................................................................      1
SECTION 1.02. Accounting Terms and Determinations...................................................     13
SECTION 1.03. Types of Borrowings...................................................................     13

                                                ARTICLE II

                                                The Credits

SECTION 2.01. Commitments to Lend...................................................................     14
SECTION 2.02. Notice of Committed Borrowings........................................................     14
SECTION 2.03. Money Market Borrowings...............................................................     14
SECTION 2.04. Swingline Loans.......................................................................     19
SECTION 2.05. Notice to Banks; Funding of Loans.....................................................     20
SECTION 2.06. Evidence of Debt......................................................................     21
SECTION 2.07. Maturity of Loans.....................................................................     22
SECTION 2.08. Interest Rates........................................................................     22
SECTION 2.09. Fees..................................................................................     24
SECTION 2.10. Optional Termination or Reduction of Commitments......................................     24
SECTION 2.11. Mandatory Termination of Commitments..................................................     25
SECTION 2.12. Optional Prepayments..................................................................     25
SECTION 2.13. General Provisions as to Payments.....................................................     26
SECTION 2.14. Funding Losses........................................................................     26
SECTION 2.15. Computation of Interest and Fees......................................................     27
SECTION 2.16. Method of Electing Interest Rates.....................................................     27
SECTION 2.17. Regulation D Compensation.............................................................     28
SECTION 2.18. Judgment Currency.....................................................................     28
SECTION 2.19. Increase in Commitments...............................................................     29

                                                ARTICLE III

                                                Conditions

SECTION 3.01. Effectiveness.........................................................................     30
SECTION 3.02. Borrowings............................................................................     31

                                                ARTICLE IV

                                      Representations and Warranties

SECTION 4.01. Corporate Existence and Power.........................................................     31
SECTION 4.02. Corporate and Governmental Authorization; No Contravention............................     32

SECTION 4.03. Binding Effect........................................................................     32
SECTION 4.04. Financial Information.................................................................     32
SECTION 4.05. Litigation............................................................................     33
SECTION 4.06. Compliance with ERISA.................................................................     33
SECTION 4.07. Not an Investment Company.............................................................     33
SECTION 4.08. Compliance with Laws..................................................................     33

                                                 ARTICLE V

                                                 Covenants

SECTION 5.01. Information...........................................................................     33
SECTION 5.02. Payment of Obligations................................................................     35
SECTION 5.03. Maintenance of Property...............................................................     35
SECTION 5.04. Conduct of Business and Maintenance of Existence......................................     35
SECTION 5.05. Compliance with Laws..................................................................     36
SECTION 5.06. Inspection of Property, Books and Records.............................................     36
SECTION 5.07. Adjusted Consolidated Net Worth.......................................................     36
SECTION 5.08. Negative Pledge.......................................................................     36
SECTION 5.09. Consolidations, Mergers and Sales of Assets...........................................     37
SECTION 5.10. Use of Proceeds.......................................................................     38

                                                ARTICLE VI

                                                 Defaults

SECTION 6.01. Events of Default.....................................................................     38
SECTION 6.02. Notice of Default.....................................................................     40

                                                ARTICLE VII

                                                 The Agent

SECTION 7.01. Appointment and Authorization.........................................................     40
SECTION 7.02. Agent and Affiliates..................................................................     40
SECTION 7.03. Action by Agent.......................................................................     40
SECTION 7.04. Consultation with Experts.............................................................     40
SECTION 7.05. Liability of Agent....................................................................     40
SECTION 7.06. Indemnification.......................................................................     41
SECTION 7.07. Credit Decision.......................................................................     41
SECTION 7.08. Successor Agent.......................................................................     41
SECTION 7.09. Agent's Fee...........................................................................     41
SECTION 7.10. Arrangers; Swingline Lenders..........................................................     42

                                               ARTICLE VIII

                                          Change in Circumstances

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair..............................     42
SECTION 8.02. Illegality............................................................................     42
SECTION 8.03. Increased Cost and Reduced Return.....................................................     43
SECTION 8.04. Taxes.................................................................................     44
SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans.............................     46
SECTION 8.06. Substitution of Bank..................................................................     47

                                                ARTICLE IX

                                               Miscellaneous

SECTION 9.01. Notices...............................................................................     47
SECTION 9.02. No Waivers............................................................................     48
SECTION 9.03. Expenses; Indemnification.............................................................     48
SECTION 9.04. Sharing of Set-Offs...................................................................     48
SECTION 9.05. Amendments and Waivers................................................................     49
SECTION 9.06. Successors and Assigns ...............................................................     49
SECTION 9.07. Collateral ...........................................................................     51
SECTION 9.08. Governing Law; Submission to Jurisdiction ............................................     51
SECTION 9.09. Counterparts; Integration ............................................................     51
SECTION 9.10. Confidentiality ......................................................................     51
SECTION 9.11. USA PATRIOT Act ......................................................................     52
SECTION 9.12. WAIVER OF JURY TRIAL .................................................................     52
SECTION 9.13. Waiver of Notice of Termination Under Existing Credit Agreements......................     52

Exhibit A -         Note

Exhibit B -         Money Market Quote Request

Exhibit C -         Invitation for Money Market Quotes

Exhibit D -         Money Market Quote

Exhibit E-1 -       Opinion of Counsel for the Borrower

Exhibit E-2 -       Opinion of Counsel for the Borrower

Exhibit F -         Assignment and Assumption Agreement

                      FIVE YEAR REVOLVING CREDIT AGREEMENT

            AGREEMENT dated as of June 22, 2005, among THE CHUBB CORPORATION, the BANKS listed on the signature pages hereof, DEUTSCHE BANK SECURITIES INC., and CITIGROUP GLOBAL MARKETS INC., as Arrangers, DEUTSCHE BANK AG NEW YORK BRANCH and CITICORP USA, INC. as Swingline Lenders, CITICORP USA, INC., as Syndication Agent, THE BANK OF NEW YORK and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents, and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent.

            The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

            "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

            "Adjusted Consolidated Net Worth" means at any date the shareholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date, adjusted to exclude the effect of Statement of Financial Accounting Standards No. 115 (by excluding any unrealized appreciation or depreciation of fixed maturity investments, net of any related adjustments and any related deferred income taxes).

            "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form provided by the Agent and submitted by each Bank to the Agent (with a copy to the Borrower) duly completed by such Bank.

            "Agent" means Deutsche Bank AG New York Branch, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

            "Alternative Currency" means any currency other than Dollars which is freely transferable and convertible into Dollars.

            "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

            "Applicable Percentage" of any Bank means the percentage of the aggregate Commitments represented by such Bank's Commitment.

            "Applicable Rate" means, for any day, with respect to any Euro-Dollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Euro-Dollar Margin" or "Facility Fee", as the case may be, based upon ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

RATING OF INDEX DEBT               EURO-DOLLAR MARGIN   FACILITY FEE
--------------------               ------------------   ------------
   Category 1
> or = AA+/Aa1                           0.1100%           0.0400%

   Category 2
> or = AA/Aa2                            0.1375%           0.0500%

   Category 3
> or = AA-/Aa3                           0.1450%           0.0550%

   Category 4
> or = A+/A1                             0.1650%           0.0600%

   Category 5
> or = A/A2                              0.1800%           0.0700%

   Category 6
> or = A-/A3                             0.2100%           0.0900%

   Category 7
less than A-/A3                          0.3000%           0.1000%

            For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Category 7; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the pricing shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the pricing shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Banks. Each change in the pricing shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the pricing shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            "Arrangers" means Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. in their capacities as joint lead arrangers and joint lead bookrunners for the Banks hereunder, and their successors in such capacities.

            "Assignee" has the meaning set forth in Section 9.06(c).

            "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1% plus the Federal Funds Rate for such day.

            "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrower" means The Chubb Corporation, a New Jersey corporation, and its successors.

            "Borrower's 2004 Form 10-K" means the Borrower's annual report on Form 10K for 2004, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

            "Borrowing" has the meaning set forth in Section 1.03.

            "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced or increased from time to time pursuant to Sections 2.10, 2.11, 2.19,
6.01 and 9.06.

            "Committed Exposure" means, with respect to any Bank at any time, the sum of the aggregate principal amount of such Bank's Committed Loans outstanding at such time and its Swingline Exposure at such time.

            "Committed Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Dollar Amount" means, in relation to any Money Market Borrowing denominated in an Alternative Currency, the amount designated by the Borrower as the Dollar amount of such Money Market Borrowing in the related Notice of Money Market Borrowing, subject to Section 2.03(h).

            "Dollars" and the sign "$" mean lawful money of the United States of America.

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

            "Domestic Lending Office", means as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

            "Domestic Loans" means Base Rate Loans.

            "Domestic Reserve Percentage" has the meaning set forth in Section 2.08(b).

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

            "Equivalent Amount" means, in connection with the determination of the amount of a Money Market Loan to be made or theretofore made in any Alternative Currency in relation to the Dollar Amount of such Loan, the amount of such Alternative Currency converted from such Dollar Amount at the spot buying rate of the Bank that is to make or has made such Loan (based on the London interbank market rate then prevailing) for Dollars against such Alternative Currency as of approximately 9:00 A.M. (New York City time) three Euro-Dollar Business Days before the date on which such Loan is to be made or the date on which the Equivalent Amount thereof is to be determined, as the case may be.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, and, where funds are to be paid or made available in an Alternative Currency, on which commercial banks are open for domestic and international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are paid or made available.

            "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

            "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

            "Euro-Dollar Margin" has the meaning set forth in Section 2.08(b).

            "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.08(b) on the basis of a London Interbank Offered Rate.

            "Euro-Dollar Reference Banks" means Citicorp USA, Inc. and Deutsche Bank AG.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Euro-currency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

            "Event of Default" has the meaning set forth in Section 6.01.

            "Existing Credit Agreements" means (i) the Amended and Restated Short-Term Credit Agreement dated as of June 23, 2004 among the Borrower, certain banks and Deutsche Bank AG New York Branch and Citicorp USA, Inc., as swingline lenders, Citicorp USA, Inc. as syndication agent, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as arrangers and Deutsche Bank AG New York Branch, as administrative agent and (ii) the Medium-Term Credit Agreement dated as of June 28, 2002, as amended as of June 26, 2003, among the Borrower, certain banks and Deutsche Bank Securities Inc. and Salomon Smith Barney Inc., as arrangers, Citibank, N.A., as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Deutsche Bank AG New York Branch on such day on such transactions as determined by the Agent.

            "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Prime Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

            "Group of Loans" means at any time a group of Loans consisting of
(i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

            "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

            (a) with the consent of all Lenders (and otherwise in accordance with Section 9.05), the Interest Period may be extended for up to one year from the date of borrowing specified in the applicable Notice of Borrowing or the date specified in the applicable Notice of Interest Rate Election;

            (b) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (c) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (d) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date;

            (2) with respect to each Base Rate Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30 days thereafter; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date;

            (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date;

            (4) with respect to each Money Market Absolute Rate Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date; and

            (5) with respect to each Swingline Loan, the period commencing on the date of such Loan and ending such number of days thereafter (but not exceeding three Domestic Business Days) as the Borrower may elect in accordance with Section 2.04; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

            "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge or security interest (or other encumbrance of any kind having a similar effect) in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means a Domestic Loan, a Euro-Dollar Loan, a Swingline Loan or a Money Market Loan and "Loans" means Domestic Loans, Euro-Dollar Loans, Swingline Loans or Money Market Loans or any combination of the foregoing.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.08(b).

            "Material Adverse Effect" means a material adverse affect on (a) the financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (b) the ability of the Borrower to comply with its payment obligations under this Agreement, or (c) the validity of this Agreement or the Loans.

            "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Significant Subsidiaries (other than a Real Estate Subsidiary), arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $75,000,000; provided that Debt of one or more Securitization Subsidiaries, arising in one or more related or unrelated transactions, not exceeding $500,000,000 individually or in the aggregate, shall not constitute Material Debt.

            "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000.

            "Maturity Date" means June 22, 2010.

            "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

            "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

            "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Prime Rate pursuant to Section 8.01(a)).

            "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

            "Money Market Margin" has the meaning set forth in Section 2.03(d).

            "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

            "Money Market Quote Request" means a money market quote request substantially in the form of Exhibit B hereto.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

            "Notice of Interest Rate Election" has the meaning set forth in
Section 2.16.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section 9.06(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Prime Rate" means the rate of interest publicly announced by Deutsche Bank AG New York Branch in New York City from time to time as its Prime Rate.

            "Qualifying Securitization Transaction" means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which a Securitization Subsidiary acquires Qualifying Securitization Assets (as defined below) from the Borrower or any Subsidiary in a single transaction or series of transactions and finances or monetizes such Qualifying Securitization Assets through the issuance of indebtedness or equity interests or through the sale of fractional undivided interests in such assets; provided that (a) the Borrower shall have determined in good faith that such transaction or transactions constitute a securitization arrangement and the terms thereof are economically fair and reasonable to the Borrower; (b) all transfers of Qualifying Securitization Assets to or by the Securitization Subsidiary are made for fair value; (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms as determined in good faith by the Borrower; and (d) all transfers of Qualifying Securitization Assets to a Securitization Subsidiary shall be made without recourse to, and no portion of the indebtedness or other contractual obligations of a Securitization Subsidiary is guaranteed by, or is recourse to, the Borrower or any other Subsidiary (other than (i) recourse of customary representations, warranties, covenants and indemnities relating to title, quality, use or condition of the assets transferred to such Securitization Subsidiary as of the time of transfer (and not to collectability thereof during the period from and after the transfer to the Securitization Subsidiary) or (ii) recourse to the extent the corresponding obligation is treated as secured Debt, and is permitted to be secured, pursuant to clause (1) of Section 5.08). For purposes hereof, "Qualifying Securitization Assets" means accounts receivable (including all rights associated with such accounts receivable, including general intangibles), real property (including all rights associated with such real property), reinsurance recoverables (including all rights associated with such reinsurances recoverables, including general intangibles) and proceeds of the foregoing.

            "Real Estate Subsidiaries" means (i) Bellemead Development Corporation and its current Subsidiaries and (ii) each other Subsidiary that is principally engaged in the real estate business.

            "Reference Banks" means the Euro-Dollar Reference Banks and "Reference Bank" means any one of such Reference Banks.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Loans representing more than 50% of the aggregate unpaid principal amount of the Loans.

            "Revolving Credit Period" means the period from and including the Effective Date to and including the Maturity Date.

            "S&P" means Standard & Poor's Rating Services and its successors.

            "Securitization Lien" means a Lien on assets that are the subject of, and granted in connection with, a Qualifying Securitization Transaction.

            "Securitization Subsidiary" means an entity which is established for the limited purpose of engaging in Qualifying Securitization Transactions and activities ancillary thereto, including, without limitation, financing or monetizing acquired assets.

            "Significant Subsidiary" means at any time a "significant subsidiary" of the Borrower, within the meaning of Regulation S-X promulgated by the Securities and Exchange Commission, as such Regulation is in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend this Agreement to eliminate the effect of any change of such Regulation (or if the Agent notifies the Borrower that the Required Banks wish to amend this Agreement for such purpose), then, for purposes of determining the Borrower's compliance with this Agreement, "Significant Subsidiaries" of the Borrower shall be determined on the basis of such Regulation as in effect immediately before the relevant change thereto, until either such notice is withdrawn or this Agreement is amended in a manner satisfactory to the Borrower and the Required Banks.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

            "Swingline Commitment" means, with respect to each Swingline Lender, the amount of such Swingline Lender's commitment to make Swingline Loans hereunder. The initial Swingline Commitment of each Swingline Lender, subject to reduction from time to time pursuant to Sections 2.10, 2.11 and 6.01, is $25,000,000.

            "Swingline Exposure" means at any time the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Bank at any time shall mean its Applicable Percentage of the Swingline Exposure at such time.

            "Swingline Lender" means Deutsche Bank AG New York Branch and Citicorp USA, Inc., in their capacities as lenders of Swingline Loans hereunder.

            "Swingline Loan" means a loan made by a Swingline Lender pursuant to
Section 2.04.

            "Total Commitments" means at any time the sum of the Banks' Commitments at such time.

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "Utilization Percentage" means, with respect to any calendar quarter, a fraction, expressed as a percentage, of which (i) the numerator is the daily average aggregate principal amount of Loans outstanding during such calendar quarter and (ii) the denominator is the daily average aggregate amount of Commitments in effect during such calendar quarter; provided that if it is necessary to determine the Utilization Percentage with respect to a calendar quarter prior to the end of such calendar quarter, then the Utilization Percentage shall be determined based upon the daily average aggregate principal amount of Loans outstanding and Commitments in effect during the elapsed portion of such calendar quarter.

            "Wholly Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

            SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

            SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith and a "Swingline Borrowing" is a Borrowing of Swingline Loans).

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate Committed Exposure of such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger amount that is a multiple of $1,000,000; provided, that any Borrowing under this Section may be in the aggregate amount available in accordance with Section 3.02(b). Each Borrowing under this Section shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

            SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

            (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

            (b) the aggregate amount of such Borrowing,

            (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

            (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

            (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction for Money Market Loans to be made in Dollars, or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate

Auction for Money Market Loans to be made in Dollars or (z) the sixth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or Absolute Rate Auction for Money Market Loans to be made in an Alternative Currency in accordance with subsection (h) of this Section (or, in any case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction (unless such Absolute Rate Auction relates to Money Market Loans to be made in an Alternative Currency, in which case a Euro-Dollar Business Day),

            (ii) the aggregate amount of such Borrowing (expressed in Dollars), which shall be $10,000,000 or a larger multiple of $1,000,000,

            (iii) the currency in which the proposed Borrowing is to be made, which shall be Dollars or, subject to subsection (h) of this Section, an Alternative Currency,

            (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

            (v) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

            (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

            (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 p.m. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction for Money Market Loans to be made in Dollars, (y) 9:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction for Money Market Loans to be made in Dollars or (z) 2:00 p.m. (New York City time) on the sixth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or Absolute Rate Auction for Money Market Loans to be made in an Alternative Currency (or, in any case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

            (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

            (A) the proposed date of Borrowing,

            (B) the principal amount of the Money Market Loan for which each such offer is being made (expressed in Dollars), which principal amount
      (w) may be greater than or less than the Commitment of the quoting Bank,
      (x) must be $1,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

            (C) the currency of the Money Market Loan for which each such offer is being made,

            (D) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

            (E) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

            (F) the identity of the quoting Bank. A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

            (iii) Any Money Market Quote shall be disregarded if it:

            (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

            (B) contains qualifying, conditional or similar language;

            (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

            (D) arrives after the time set forth in subsection (d)(i).

            (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

            (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction for Money Market Loans to be made in Dollars, (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction for Money Market Loans to be made in Dollars or (z) the fifth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or Absolute Rate Auction for Money Market Loans to be made in an Alternative Currency (or, in any case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted, expressed in Dollars. The Borrower may accept any Money Market Quote in whole or in part; provided that:

            (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in, and the currency thereof must be the currency set forth in, the related Money Market Quote Request,

            (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

            (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the pro rata amounts of Money Market Loans shall be conclusive in the absence of manifest error.

            (h) Money Market Loans in an Alternative Currency. The Borrower may request Money Market Loans in an Alternative Currency subject to the terms and conditions of this subsection (h), in addition to the other conditions applicable to such Loans hereunder. Any request for Money Market Loans in an Alternative Currency shall be subject to the condition that if there shall occur at or prior to 10:00 A.M. (New York City time) on the date of any Money Market Borrowing to be denominated in an Alternative Currency any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would, in the reasonable opinion of any Bank that shall have offered to make any Money Market Loan in connection with such Borrowing, make it impracticable for such Bank's Loan to be denominated in such Alternative Currency, then such Bank may by notice to the Borrower and the Agent withdraw its offer to make such Loan.

            Any Money Market Loan which is to be made in an Alternative Currency in accordance with this subsection (h) shall be advanced in the Equivalent Amount of the Dollar Amount thereof and shall be repaid or prepaid in such Alternative Currency in the amount borrowed. Interest payable on any Loan denominated in an Alternative Currency shall be paid in such Alternative Currency.

            For purposes of determining whether the aggregate principal amount of Loans outstanding hereunder exceeds any applicable limitation expressed in Dollars, each Money Market Loan denominated in an Alternative Currency shall be deemed to be in a principal amount equal to the Dollar Amount thereof. The Dollar Amount of any Money Market Loan with an Interest Period exceeding six months in duration shall be adjusted on each date that would have been the last day of an Interest Period for such Loan if such Loan had successive Interest Periods of six months duration. Each such adjustment shall be made by the Bank holding such Loan by determining the amount in Dollars that would be required in order to result in an Equivalent Amount in the applicable Alternative Currency equal to the principal amount of the applicable Loan outstanding on the date of the adjustment, and the amount in Dollars so determined shall be the Dollar Amount of such Loan unless and until another adjustment is required hereby. Each Bank that makes a Money Market Loan denominated in an Alternative Currency agrees to determine any such adjustments if and when required to be made pursuant to this paragraph and to notify the Borrower and the Agent of each such adjustment promptly upon making such determination.

            SECTION 2.04. Swingline Loans. (a) During the Revolving Credit Period each Swingline Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Section from time to time in amounts such that (i) the aggregate principal amount of Swingline Loans of such Swingline Lender at any time outstanding shall not exceed the amount of its Swingline Commitment and (ii) the aggregate Committed Exposure of all the Banks at any time shall not exceed the Total Commitments. All Swingline Loans shall be made in Dollars. Each Swingline Loan shall be made as part of a Borrowing consisting of Swingline Loans made by the Swingline Lenders ratably in accordance with their respective Swingline Commitments.

            (b) In order to request a Swingline Borrowing, the Borrower shall notify the Agent of such request not later than 2:00 P.M. (New York City time) on the day of a proposed Swingline Borrowing, specifying the proposed date (which shall be a Domestic Business Day) and amount of the requested Swingline Borrowing (which shall be $5,000,000 or a larger multiple of $1,000,000) and the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period. The Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Each Swingline Lender shall make each Swingline Loan available to the Agent in the same manner as for other Domestic Loans as provided in Section 2.05 (except that each Swingline Lender shall make each Swingline Loan available to the Agent by 5:00 P.M. (New York City time) on the requested date of such Swingline Loan), unless such Swingline Lender and the Borrower agree otherwise.

            (c) Each Swingline Lender may by written notice given to the Banks not later than 10:00 A.M. (New York City time) on any Domestic Business Day require the Banks to acquire participations on such Domestic Business Day in all or a portion of the Swingline Loans of such Swingline Lender outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Banks will acquire participations. In furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the relevant Swingline Lender, such Bank's Applicable Percentage of such Swingline Loan or Loans. Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Bank (and Section
2.05 shall apply,
mutatis mutandis, to the payment obligations of the Banks). The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Banks that shall have made their payments pursuant to this paragraph and to the relevant Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

            SECTION 2.05. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

            (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in Section 2.04 and subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01 or, subject to the provisions of Section 2.03(h), if such Borrowing is to be made in an Alternative Currency, make available the Equivalent Amount of such Alternative Currency on that day (in such funds as may then be customary for the settlement of international transactions in the Alternative Currency) to the account of the Agent at such place as shall have been notified by the Agent to the Banks by not less than five Domestic Business Days' notice. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

            (c) If any Bank (including a Swingline Lender) makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan denominated in the same currency from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.13, as the case may be.

            (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.05 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.08 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

            SECTION 2.06. Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

            (b) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank's share thereof.

            (c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (d) Any Bank may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.06) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

            (e) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (f) Upon receipt of a Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto and, in the case of Money Market Loans denominated in an Alternative Currency, the currency, amount and Dollar Amount of such Loans, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            SECTION 2.07. Maturity of Loans. (a) All Committed Loans of each Bank shall mature, and the principal amount thereof shall be due and payable by the Borrower, together with accrued interest thereon, on the Maturity Date.

            (b) Each Money Market Loan and Swingline Loan shall mature, and the principal amount thereof shall be due and payable by the Borrower, together with accrued interest thereon, on the last day of the Interest Period applicable to such Loan.

            SECTION 2.08. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, (i) at a rate per annum equal to the Base Rate for such day, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (ii) at a rate per annum equal to the sum of the Base Rate for such day and 0.05%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%. Such interest shall be payable for each Interest Period on the last day thereof, and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on each date a Base Rate Loan is so converted; provided that the portion of interest accruing at 0.05% pursuant to clause (ii) above shall be payable quarterly in arrears on the last day of each calendar quarter and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety). Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate.

            (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof; provided that the portion of interest accruing at 0.05% pursuant to clause (ii) of the definition of the term "Euro-Dollar Margin" below shall be payable quarterly in arrears on the last day of each calendar quarter and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety). In addition, with respect to the principal amount of any Euro-Dollar Loan converted to a Base Rate Loan, such interest (except interest payable pursuant to the proviso to the preceding sentence) shall be payable on each date a Euro-Dollar Loan is so converted.

            "Euro-Dollar Margin" applicable to any Euro-Dollar Loan outstanding on any day means (i) the Applicable Rate, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (ii) the sum of the Applicable Rate plus 0.05%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%.

            The "London Interbank Offered Rate", applicable to any Interest Period means the (i) the rate per annum for Dollar deposits with maturities comparable to such Interest Period, which appears on the Telerate Page 3750 (the "Telerate Page") at approximately 11:00 A.M., London time, on the day that is two Business Days prior to the first day of such Interest Period and (ii) if no such rate so appears on the Telerate Page 3750, the rate per annum determined by the Agent to be the average (rounded upwards if necessary, to the next higher 1/32 of 1%) of the respective rates per annum at which Dollar deposits are offered to each of the Euro-Dollar Reference Banks in the London interbank deposit market at approximately 11:00 a.m., London time, on the second full Euro-Dollar Business Day preceding the first day of such Interest Period in an amount equal to $5,000,000 and for a period of time equal to such Interest Period. In the case of any Money Market LIBOR Loan denominated in an Alternative Currency, the London Interbank Offered Rate for any Interest Period shall be determined pursuant to clause (ii) above based upon deposits in the relevant Alternative Currency.

            (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the average (rounded upward, if necessary, to the next higher 1/32 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than one month as the Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

            (d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.08(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

            (e) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at such rate per annum as shall be agreed to in writing by the Borrower and the applicable Swingline Lender with respect to such Swingline Loan or, if no such agreement shall be made, at a rate per annum equal to the Base Rate for such date. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

            (f) The Agent shall determine each interest rate applicable to the Loans hereunder in accordance with the provisions hereof. The Agent shall give prompt notice to the Borrower and the participating Banks by telex, cable or telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

            SECTION 2.09. Fees. (a) Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of each Bank (whether used or unused) during the period from and including the Effective Date to but excluding the date on which the Commitments terminate; provided that, if any Loans remain outstanding after the Commitments terminate, then such facility fee shall continue to accrue on the daily amount of such Loans outstanding from and including the date on which the Commitments terminate to but excluding the date on which such Loans cease to be outstanding.

            (b) Payments. Accrued fees under subsection (a) of this Section shall be payable quarterly on the last day of February, May, August and November in each year (commencing August 2005) and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

            SECTION 2.10. Optional Termination or Reduction of Commitments. (a) The Borrower may without penalty or premium of any kind, upon at least three Domestic Business Days' prior irrevocable written notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans; provided that the Swingline Commitments must be terminated if the Commitments are terminated and, if the Commitments are reduced, the Swingline Commitments also must be reduced, if necessary, so that after giving effect to such reduction the aggregate amount of the Swingline Commitments shall not exceed the Total Commitments.

            (b) The Borrower may without penalty or premium of any kind, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Swingline Commitments at any time, if no Swingline Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Swingline Commitments in excess of the aggregate outstanding principal amount of the Swingline Loans.

            SECTION 2.11. Mandatory Termination of Commitments. The Commitments and the Swingline Commitments shall terminate on the Maturity Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            SECTION 2.12. Optional Prepayments. (a) Subject to Section 2.14 in the case of Fixed Rate Loans but otherwise without penalty or premium of any kind, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Loans (other than Swingline Loans, as to which subsection (b) below shall apply), or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000 (based on the Dollar Amount thereof, in the case of a Borrowing denominated in an Alternative Currency), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that, except as expressly provided above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

            (b) The Borrower may, upon notice to the Agent prior to 12:00 Noon (New York City time) on the date of prepayment (which shall be a Domestic Business Day), prepay any Swingline Borrowing in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each optional prepayment shall be applied to prepay ratably the Swingline Loans of the Swingline Lenders included in such Swingline Borrowing.

            (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank (or, in the case of a Swingline Loan, each Swingline Lender) of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

            SECTION 2.13. General Provisions as to Payments. (a) Except as expressly provided in subsection (b) of this Section, the Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, in Dollars, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank (or Swingline Lender, as applicable) its ratable share of each such payment received by the Agent for the account of the Banks (or Swingline Lenders, as applicable).

            (b) All payments to be made by the Borrower hereunder or under the Loans in an Alternative Currency pursuant to Section 2.03(h) shall be made in such Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency for the account of the Agent, at such time and at such place as shall have been notified by the Agent to the Borrower and the applicable Banks by not less than four Euro-Dollar Business Days' notice. The Agent will promptly cause any such payments for the account of any Bank to be distributed to the Bank entitled thereto in like funds.

            (c) Whenever any payment of principal of, or interest on, the Domestic Loans, Swingline Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, any Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks or Swingline Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank or Swingline Lender, as applicable, on such due date an amount equal to the amount then due such Bank or Swingline Lender. If and to the extent that the Borrower shall not have so made such payment, each Bank or Swingline Lender, as applicable, shall repay to the Agent forthwith on demand such amount distributed to such Bank or Swingline Lender together with interest thereon, for each day from the date such amount is distributed to such Bank or Swingline Lender until the date such Bank or Swingline Lender repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted

(pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.08(c), or if the Borrower fails to borrow any Fixed Rate Loans (excluding a failure to borrow in a specified Alternative Currency due to the occurrence of any change in conditions described in Section 2.03(h)) after notice has been given to any Bank in accordance with Section 2.05(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate setting forth in reasonable detail as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. For purposes of this Section, any Swingline Loan bearing interest at a fixed rate shall be deemed to be a Fixed Rate Loan.

            SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.16. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

            (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

            (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to convert or continue such Loans as Euro-Dollar Loans for a different or additional Interest Period, in each case effective on any Euro-Dollar Business Day.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

            (b) Each Notice of Interest Rate Election shall specify:

            (i) The Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

            (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

            (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

            (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

            SECTION 2.17. Regulation D Compensation. If and for so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least four Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

            SECTION 2.18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Loans in the currency expressed to be payable herein or under the Loans ( the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's New York office on the Euro-Dollar Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Loan shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Dollar Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 9.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.

            SECTION 2.19. Increase in Commitments. (a) At any time after the Effective Date and no more than two times during any calendar year, the Borrower may, by written notice to the Agent (which shall promptly deliver a copy to each of the Banks), request at any time or from time to time that the Total Commitments be increased; provided that (i) the aggregate amount of each such increase pursuant to this Section shall not be less than $25,000,000 and the aggregate amount of all such increases pursuant to this Section shall not exceed $250,000,000, (ii) each such request of the Borrower shall be deemed to be an offer to each Bank to increase its Commitment by its Applicable Percentage of the proposed increased amount, and (iii) each Bank, in its sole discretion, may either (A) agree to increase its Commitment by all or a portion of the offered amount or (B) decline to increase its Commitment. Any such notice shall set forth the amount of the requested increase in the Total Commitments and the date on which such increase is requested to become effective. In the event that the Banks shall have agreed to increase their Commitments by an aggregate amount less than the increase in the Total Commitments requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Bank"), which may include any Bank, to extend Commitments or increase its existing Commitment in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Bank, if not already a Bank hereunder, shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld or delayed). Increases to and new Commitments created pursuant to this paragraph
(a) shall become effective upon the execution and delivery by the Borrower, the Agent and any Banks (including any Augmenting Banks) agreeing to increase their existing Commitments or extend new Commitments, as the case may be, of an agreement providing for such increased or additional Commitments (a "Commitment Increase Agreement"), subject to the satisfaction of any conditions set forth in such agreement. Notwithstanding the foregoing, no increase in the Total Commitments (or in the Commitment of any Bank) shall become effective under this paragraph unless, on the date of such increase, the conditions set forth in Sections 3.02 (c) and (d) shall be satisfied (as though a Borrowing were being made on such date) and the Agent shall have received a certificate to that effect dated such date and executed by an authorized officer of the Borrower.

            (b) At the time that any increase in the Total Commitments pursuant to paragraph (a) above (a "Commitment Increase") becomes effective, if any Committed Loans are outstanding, the Borrower shall prepay the aggregate principal amount outstanding in respect of such Committed Loans in accordance with Section 2.12 (the "Initial Loans"); provided that (i) nothing in this Section shall prevent the Borrower from funding the prepayment of Initial Loans with concurrent Committed Loans hereunder in accordance with the provisions of this Agreement, giving effect to the Commitment Increase, and (ii) no such prepayment shall be required if, after giving effect to the Commitment Increase, each Lender has the same Applicable Percentage as immediately prior to such Commitment Increase.

                                   ARTICLE III

                                   Conditions

            SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

            (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b) if requested pursuant to Section 2.06(d), receipt by the Agent for the account of each applicable Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.06;

            (c) receipt by the Agent of an opinion of W. Andrew Macan, Esq., Vice President and Secretary of the Borrower, substantially in the form of Exhibit E-1 hereto and an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Borrower, substantially in the form of Exhibit E-2 hereto;

            (d) receipt by the Agent of written confirmation from the Borrower that the Borrower has (i) terminated all lending commitments under the Existing Credit Agreements and (ii) repaid all loans and other amounts, if any, outstanding or accrued thereunder;

            (e) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

            (f) receipt by the Arrangers of all fees that are to be received by the Arrangers upon execution of this Agreement in the amounts previously agreed upon between the Borrower and the Arrangers; and

            (g) receipt by the Lenders of all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 23, 2005. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

            SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) receipt by the Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03 or receipt of a notice requesting a Swingline Borrowing as required by Section 2.04, as the case may be;

            (b) the fact that, immediately after such Borrowing, (i) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments and (ii) the aggregate outstanding principal amount of the Swingline Loans will not exceed the aggregate amount of the Swingline Commitments;

            (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

            (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of such Borrowing, except that the condition set forth in this clause
(d) shall exclude the representation and warranty set forth in Section 4.04(c) for any Loans made after the Effective Date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

                                   ARTICLE IV

                         Representations and Warranties

            The Borrower represents and warrants that:

            SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Significant Subsidiaries.

            SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Loans, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditor's rights generally from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).

            SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2004, and the related consolidated statements of income, shareholders' equity and cash flow for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Borrower's 2004 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2005, and the related unaudited consolidated statements of income and cash flow for the three months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

            (c) Since December 31, 2004, there has been no material adverse change in the financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or in the ability of the Borrower to comply with its payment obligations in respect of the Loans.

            SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened in writing against, the Borrower or any of its Significant Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code to secure obligations aggregating in excess of $25,000,000 or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

            SECTION 4.07. Not an Investment Company. The Borrower is not an "investment company" required to register as an investment company within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.08. Compliance with Laws. Each of the Borrower and its Significant Subsidiaries is in compliance in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (ii) the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

                                    Covenants

            The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Loan remains unpaid:

            SECTION 5.01. Information. The Borrower will deliver to the Agent (which will furnish to the Banks):

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and of income and cash flow for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the consolidated statements of income for the corresponding quarter of the Borrower's previous fiscal year and of income and cash flow for the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer or the Treasurer of the Borrower;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a compliance certificate of the chief financial officer or the chief accounting officer or the Treasurer of the Borrower stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

            (e) within five days after the Chairman, the Vice-Chairman, the President, the chief financial officer, the chief accounting officer or the Treasurer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer or the Treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

            (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or makes any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security to secure obligations aggregating in excess of $10,000,000, a certificate of the chief financial officer or the chief accounting officer or the Treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

            (i) promptly after Moody's or S&P shall have announced (x) a change in the rating established or deemed to have been established for the Index Debt or, (y) the placement of Index Debt on ratings watch or negative outlook, written notice of such rating change or placement; and

            (j) from time to time such additional information regarding the financial position or business of the Borrower and its Significant Subsidiaries as the Agent, at the request of any Bank, may reasonably request; provided, that neither the Borrower nor any Significant Subsidiary shall be obligated to provide any such additional information to the extent disclosure thereof is restricted by a confidentiality or other agreement.

            SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Significant Subsidiary (other than a Securitization Subsidiary) to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Significant Subsidiary (other than a Securitization Subsidiary) to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

            SECTION 5.03. Maintenance of Property. The Borrower will keep, and will cause each Significant Subsidiary (other than a Securitization Subsidiary) to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Significant Subsidiary (other than a

Securitization Subsidiary) to continue, to engage in business of the same general type as now conducted by the Borrower and its Significant Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and (other than a Securitization Subsidiary) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this
Section 5.04 shall prohibit (i) the merger of a Significant Subsidiary into the Borrower or the merger or consolidation of a Significant Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Significant Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and would not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Significant Subsidiary to comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and with reasonable notice and as often as may reasonably be desired (but not more frequently than once during any calendar year unless a Default has occurred and is continuing).

            SECTION 5.07. Adjusted Consolidated Net Worth. The Borrower will at no time permit Adjusted Consolidated Net Worth to be less than $5,600,000,000.

            SECTION 5.08. Negative Pledge. Neither the Borrower nor any Significant Subsidiary (other than a Real Estate Subsidiary) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement;

            (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Significant Subsidiary and not created in contemplation of such event;

            (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

            (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

            (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

            (g) Liens which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets taken as a whole or materially impair the use thereof in the operation of its business;

            (h) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith;

            (i) Securitization Liens;

            (j) set-off and netting arrangements entered into by the Borrower in the normal course of its banking arrangements;

            (k) Liens on assets owned by the Borrower or any Significant Subsidiary (other than a Securitization Subsidiary) securing Debt or other obligations, in each case owed by the Borrower or such Significant Subsidiary to the Borrower or any Wholly Owned Consolidated Subsidiary (other than a Securitization Subsidiary); and

            (l) Liens securing Debt, which Liens are not otherwise permitted by the foregoing clauses of this Section; provided, that in no event shall the Liens permitted by this clause (l) secure Debt in an aggregate principal amount exceeding 15% of Adjusted Consolidated Net Worth.

            SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person (other than a Subsidiary of the Borrower) or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person.

            SECTION 5.10. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                                   ARTICLE VI

                                    Defaults

            SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five Domestic Business Days after the date when due any interest on any Loan or any fees or any other amount payable hereunder;

            (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.10, inclusive;

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of Banks having at least 10% in aggregate amount of the Commitments;

            (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

            (e) the Borrower or any Significant Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

            (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstated for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $75,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $200,000,000;

            (j) a final judgment or order (not subject to appeal) for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

            (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (the "incumbent directors"), together with individuals nominated to serve as directors by one or more of the incumbent directors and any directors so nominated, shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and the Swingline Commitments and they shall thereupon terminate, and (ii) if requested by Banks having more than 50% in aggregate principal amount of the total amount of Committed Loans, Money Market Loans and Swingline Exposure, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments and the Swingline Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by Banks having at least 10% in aggregate amount of the Commitments and shall thereupon notify all the Banks thereof.

                                   ARTICLE VII

                                    The Agent

            SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement and the Loans as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 7.02. Agent and Affiliates. Deutsche Bank AG New York Branch shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Deutsche Bank AG New York Branch and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

            SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

            SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the

Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Loans or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

            SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the approval of the Borrower (which approval shall not be unreasonably withheld and, if an Event of Default shall have occurred and be continuing, shall not be required). If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000 or a commercial bank organized under the laws of any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

            SECTION 7.10. Arrangers; Swingline Lenders. The Borrower and the Banks acknowledge and agree that (a) Arrangers do not have any duties or responsibilities hereunder in their capacities as such and (b) Arrangers and Swingline Lenders shall be entitled to the benefit of Sections 7.05 and 7.06 to the same extent as the Agent.

                                  ARTICLE VIII

                             Change in Circumstances

            SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Money Market LIBOR Loan:

            (a) the Agent is advised by the Reference Banks that deposits in the applicable currency (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

            (b) in the case of Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to convert outstanding Loans into or continue outstanding Loans as Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

            SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. It is understood that the Banks are entering into this Agreement on the assumption that they will not be required to maintain capital in respect of their Commitments, and that the Borrower's obligations under this paragraph will apply in the event such assumption proves to be incorrect.

            (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office or attempt to assign its Loans to a different branch or affiliate of such Bank, as applicable, if such designation or assignment will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. The Borrower shall not be obligated to compensate any Bank pursuant to this Section for increased costs or reduced return accruing prior to the date which is 90 days before such Bank requests compensation (in the case of a request for compensation pursuant to subsection
(a) above) or prior to the first day of the most recent fiscal year of such Bank ending more than 90 days before such Bank requests compensation (in the case of a request for compensation pursuant to subsection (b) above).

            SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

            "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only (i) to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes party to this Agreement (or in the case of any Participant, the time such Participant purchases the relevant participation) or (ii) where such Bank designates a new lending office, except to the extent such Bank was entitled, at the time of the designation of a new lending office, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to this
Section 8.04.

            "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

            (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

            (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

            (d) If a Bank or the Agent shall determine, in its sole discretion, that it has received a refund from a taxation authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 8.04, it shall pay over the amount of such refund to the Borrower, net of all out-of-pocket expenses of such Bank or the Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Borrower, upon the request of such Bank or the Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other reasonable charges) to such Bank or the Agent in the event such Bank or the Agent is required to repay such refund to such taxation authority. This Section shall not be construed to require any Bank or the Agent to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

            (e) Each Bank organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender"), on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, (or, in the case of any Participant, on or before the date such Participant purchases the related participation), promptly on the obsolescence, expiration, or invalidity of any form previously delivery by such Non-U.S. Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with one copy of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from or a reduced rate of U.S. federal withholding tax on all payments by the Borrower under this Agreement or any Note. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

            (f) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(e) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided by such Bank), such Bank shall not be entitled to receive additional amounts or indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

            (g) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank. The Borrower will not be obligated to indemnify any Bank pursuant to
Section 8.04(c) for any amounts payable thereunder accruing more than 90 days prior to the date that such Bank requests compensation therefor.

            SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

            (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

            (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

            SECTION 8.06. Substitution of Bank. (a) If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank (or any Participant in its Loans) has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right to seek a bank or banks ("Substitute Banks"), which may be one or more of the Banks or one or more other banks satisfactory to the Agent, to purchase the Loan or Loans and assume the Commitment of such Bank (the "Affected Bank") and, if the Borrower locates a Substitute Bank, the Affected Bank shall, upon payment to it of the purchase price agreed between it and the Substitute Bank (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and the Notes, (including its Commitment and its Loans) to the Substitute Bank, and the Substitute Bank shall assume such rights and obligations, whereupon the Substitute Bank shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment equal to the Commitment so assigned and assumed.

            (b) Notwithstanding the provisions of subsection (a) above, if an Affected Bank shall have outstanding Money Market Loans at the time it is required to assign its rights and obligations under this Agreement and any Note or Notes to a Substitute Bank, such Affected Bank shall not be obligated to so assign its rights with respect to such Money Market Loans prior to the maturity date thereof and shall not be obligated to deliver its Note or Notes (if any) to the Substitute Bank until it shall have received a new Note or Notes from the Borrower to evidence such Money Market Loans.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, any Swingline Lender or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof,
(y) in the case of any Bank, at its address or telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower; provided that notices, requests and other communications to the Borrower shall not be communicated by telex. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address or received at the telecopy number specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

            (b) Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided, that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Bank. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications by it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Loan shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction and shall promptly refund to the Borrower any previous indemnification payments relating to such action adjudicated to have resulted from such Bank's own gross negligence or willful misconduct.

            SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to its Loans which are greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans of such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan acquired pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Loans may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or a Swingline Lender are affected thereby, by the Agent or such Swingline Lender, as the case may be); provided that:

            (a) no such amendment or waiver shall, unless signed by all the Banks, (i) except as contemplated by Section 2.19, increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Committed Loan or Swingline Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Committed Loan or Swingline Loan or any fees hereunder or for any termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, or (v) amend, waive or modify the provisions of this Section 9.05;

            (b) no such amendment or waiver shall, unless signed by each affected Bank, (i) reduce the principal of or rate of interest on any Money Market Loan, or (ii) postpone the date fixed for any payment of principal of or interest on any Money Market Loan; and

            (c) the approval of Required Banks shall not be required for any increase in the Total Commitments pursuant to Section 2.19.

            SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a

Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to the provisions of Section 9.06(e), be entitled to the benefits of Article VIII with respect to its participating interest as if such Participant was a Bank. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

            (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all (but, in the case of a partial assignment, not less than a part representing a Commitment of $10,000,000), of its rights and obligations under this Agreement and the Notes (if any), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Agent and each Swingline Lender (which consents shall not be unreasonably withheld) and the Borrower; provided that (i) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans or, in the case of a Bank that is a Swingline Lender, its Swingline Commitment and Swingline Loans and (ii) no consent of the Borrower shall be required for an assignment if an Event of Default has occurred and is continuing. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (e) A Participant (including any transferee of any Bank's rights hereunder that is not an Assignee) shall not be entitled to receive any greater payment under Section 8.03 or 8.04 than the applicable Bank would have been entitled to receive with respect to the rights or interests transferred to such Participant, unless such transfer is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 8.04 unless (i) (where the Participant is organized under the laws of a jurisdiction outside the United States) the Borrower is notified of the rights or interests sold to such Participant and (ii) such Participant agrees, for the benefit of the Borrower, to comply with Section 8.04 as though it were a Bank.

            SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 9.10. Confidentiality. Any information disclosed by the Borrower to the Agent or any of the Banks, which was either (x) so disclosed on or before the Effective Date or (y) designated proprietary or confidential at the time of receipt thereof by the Agent or such Bank, if such information is not otherwise in the public domain, shall not be disclosed by the Agent or such Bank to any other Person except (i) to its directors, officers, employees and agents, including its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Agent or any other Bank, (v) pursuant to any agreement heretofore or hereafter made between such Bank and the Borrower which permits such disclosure, (vi) in connection with the exercise of any remedy under this Agreement or the Notes or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Loan or Commitment. The provisions of this Section 9.10 shall be deemed satisfied by each Bank if and to the extent such Bank shall have used its reasonable best efforts to maintain the confidentiality of the data or information referred to above, exercising the same degree of care that such Bank would accord to its own confidential information or documents.

            SECTION 9.11. USA PATRIOT Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Bank is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with said Act.

            SECTION 9.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 9.13. Waiver of Notice of Termination Under Existing Credit Agreements. Each bank that is a "Bank" under (and as defined in) the Existing Credit Agreements hereby waives any requirement under the Existing Credit Agreements that notice be given by The Chubb Corporation prior to the prepayment of loans or termination of commitments thereunder; provided that such commitments are terminated by notice by The Chubb Corporation to the Banks under the Existing Credit Agreements on the Effective Date.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       THE CHUBB CORPORATION,

                                          by /s/ Douglas A. Nordstrom
                                             ----------------------------------
                                             Name: Douglas A. Nordstrom
                                             Title: Vice President and Treasurer

                                       The Chubb Corporation
                                       15 Mountain View Road
                                       Warren, NJ 07059
                                       Attention: Treasurer
                                       Facsimile No.: 908-903-4150

                                       with copy to:

                                       Attention: General Counsel
                                       Facsimile No.: 908-903-3607

                                   DEUTSCHE BANK AG, NEW YORK BRANCH,
                                         as Agent

                                      by /s/ Ruth Leung    /s/ Clinton Johnson
                                         ----------------------------------
                                         Name: Ruth Leung  Clinton Johnson
                                         Title: Director   Managing Director

                                      60 Wall Street
                                      New York, New York 10005
                                      Attention: Christopher Young
                                      Facsimile No.: (212) 797-4877

                                  ABN AMRO Bank N.V.

                                  by /s/ Neil R. Stein    /s/ Michael DeMarco
                                     -----------------------------------------
                                     Name: Neil R. Stein  Michael DeMarco
                                     Title: Director      Asst. Vice President

                                       BANK OF AMERICA, N.A.

                                          by /s/ Shelly K. Harper
                                             ----------------------------------
                                             Name: Shelly K. Harper
                                             Title: Senior Vice President

                                            The Bank of New York

                                       by /s/ Sreecaran Ganesan
                                          ----------------------------------
                                          Name: Sreecaran Ganesan
                                          Title: Vice President

                                            THE BANK OF NOVA SCOTIA

                                       by /s/ Todd S. Meller
                                          ----------------------------------
                                          Name: TODD S. MELLER
                                          Title: MANAGING DIRECTOR

                                       CITICORP USA, INC.,

                                          By /s/ Maria G. Hackley
                                             ----------------------------------
                                             Name: MARIA G. HACKLEY
                                             Title: Managing Director

                                   DEUTSCHE BANK AG NEW YORK BRANCH

                                      by /s/ Ruth Leung     /s/ Clinton Johnson
                                         --------------------------------------
                                         Name: Ruth Leung   Clinton Johnson
                                         Title: Director    Managing Director

                                       HSBC BANK USA, NATIONAL ASSOCIATION

                                       /s/ Dennis Cogan
                                       --------------------------------------
                                       Dennis Cogan
                                       Senior Vice President
                                             by /s/ Lawrence Palumbo, Jr.
                                                ----------------------------
                                                Name: Lawrence Palumbo, Jr.
                                                Title: Vice President

                                         MELLON BANK, N.A.

                                         by /s/ John M. Di Marsico
                                            --------------------------------
                                            Name:  John M. Di Marsico
                                            Title: Assistant Vice President

                                                WACHOVIA BANK, NATIONAL
                                                ASSOCIATION,

                                                by /s/ John L. Thomas
                                                   ----------------------------
                                                   Name: John L. Thomas
                                                   Title: Vice President

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                                   June [], 2005

            For value received, The Chubb Corporation, a New Jersey corporation (the "Borrower"), promises to pay to the order of ___________________________ _______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005.

            All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Amended and Restated Credit Agreement.

            This note is one of the Notes referred to in the Five Year Revolving Credit Agreement dated as of June 22, 2005, among the Borrower, the banks listed on the signature pages thereof, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners, Deutsche Bank AG New York Branch, as Administrative Agent and Citicorp USA, Inc., as Syndication Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                             THE CHUBB CORPORATION,

                                                 By
                                                   _____________________________

                         LOANS AND PAYMENTS OF PRINCIPAL

                                  If Alternative
              Type, Currency        Currency,         Amount of
                   and                Dollar          Principal     Maturity   Notation
    Date      Amount of Loan          Amount            Repaid        Date     Made By
------------  --------------      --------------   --------------   --------   --------

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

                                                                       EXHIBIT B

                       Form of Money Market Quote Request

                                                                          [Date]
To:         Deutsche Bank AG New York Branch (the "Agent")

From:       The Chubb Corporation

Re: Five Year Revolving Credit Agreement (the "Credit Agreement") dated as of June 22, 2005, among the Borrower, the Banks listed on the signature pages thereof, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners, Deutsche Bank AG New York Branch, as Administrative Agent and Citicorp USA, Inc., as Syndication Agent

            We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

            Date of Borrowing: _________________

Principal Amount(1)       Currency(2)      Interest Period(3)
-------------------       -----------      ------------------
$

            Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

            Terms used herein have the meanings assigned to them in the Credit Agreement.

                                           THE CHUBB CORPORATION,

                                              by

                                                 _______________________________
                                                  Name:
                                                  Title:

---------------------
(1) Amount must be $10,000,000 or a larger multiple of $ 1,000,000

(2) Dollars or an Alternative Currency

(3) Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT C

                   Form of Invitation for Money Market Quotes

To:         [Name of Bank]

Re:              Invitation for Money Market Quotes to The Chubb Corporation
            (the "Borrower")

            Pursuant to Section 2.03 of the Five Year Revolving Credit Agreement dated as of June 22, 2005, among the Borrower, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing: _________________

Principal Amount            Currency       Interest Period
----------------            --------       ---------------
$

            Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

            Please respond to this invitation by no later than [2:00 P.M.] [9:00 A.M.] (New York City time) on [date].

                                        DEUTSCHE BANK AG NEW YORK
                                        BRANCH,

                                         by
                                            ________________________________
                                             Authorized Officer

                                                                       EXHIBIT D

                           Form of Money Market Quote

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent
   60 Wall Street
      New York, NY 10005
Attention:

Re:    Money Market Quote to
       The Chubb Corporation (the "Borrower")

            In response to your invitation on behalf of the Borrower dated , 20 , we hereby make the following Money Market Quote on the following terms:

1.    Quoting Bank: ___________________________

2.    Person to contact at Quoting Bank: ___________________________

3.    Date of Borrowing: _________________ (1)

4.    Currency: _________________________ (2)

------------------
(1) As specified in the related invitation.

(2) Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $1,000,000 or a larger multiple of $ 1,000,000 and must be expressed in Dollars.

5. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

                                           Money Market
Principal Amount(2)   Interest Period(3)   [Margin(4)]      [Absolute Rate(5)]
-------------------   ------------------   ------------     ------------------
$
$

[Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $ ] (2)

            We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Five Year Revolving Credit Agreement dated as of June 22, 2005, among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                               Very truly yours,

                                               [NAME OF BANK]

Dated:                                         By: ___________________________
                                                   Authorized Officer

-------------------
(3) Not less than one month or not less than seven days, as specified in the related invitation. No more than five bids are permitted for each Interest Period.

(4) Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

(5) Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                     EXHIBIT E-1
[CHUBB LOGO]  THE CHUBB CORPORATION

              15 Mountain View Road, P.O. Box 1615, Warren, New Jersey
              07061-1615

      June 22, 2005

      To the Lenders party to the
      Credit Agreement referred
      to below, Citicorp USA, Inc.,
      and Deutsche Bank AC
      New York Branch, as Agent

      RE: FIVE YEAR REVOLVING CREDIT AGREEMENT (THE "CREDIT AGREEMENT"), DATED AS OF JUNE 23, 2004, AMONG THE BORROWER, THE BANKS LISTED ON THE SIGNATURE PAGES THEREOF, DEUTSCHE BANK AG NEW YORK BRANCH, AS AGENT (THE "AGENT"), DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS ARRANGERS, DEUTSCHE BANK AG NEW YORK BRANCH AND CITICORP USA, INC., AS SWINGLINE LENDERS,AND CITICORP USA, INC., AS SYNDICATION AGENT

      Ladies and Gentlemen:

      I am providing you with this opinion solely in my capacity as Vice President, Corporate Counsel and Secretary of The Chubb Corporation (the"Borrower"), and not in any individual or other capacity, in connection with the execution, delivery and performance of the Credit Agreement by the Borrower.

      I have examined and relied upon originals or copies of corporate documents and records of the Borrower, certificates of public officials and officers of the Borrower and such other documents and instruments as I have deemed necessary or appropriate for purposes of rendering the opinions expressed below. In addition, I have made such other investigations of law and inquiries of officers of the Borrower as I have deemed necessary or appropriate. I have assumed, without verifying, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified,conformed or photostatic copies and the authenticity of the originals of such documents. As to matters material to my opinions, I have relied upon representations of the Borrower, including those set forth in the Credit Agreement.

      June 22 2005
      Page 2

      Based upon the foregoing, it is my opinion that (i) the Borrower is validly existing and in good standing under the laws of the State of New Jersey; (ii) the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes (a) are within the Borrower's corporate powers, (b) have been duly authorized by the requisite corporate action, and (c) do not contravene the certificate of incorporation or by-laws of the Borrower; and (iii) the Borrower has duly executed and delivered the Credit Agreement.

      I am a member of the bar of the State of New Jersey. I express no opinion with respect to any matters governed by any law other than the corporate laws of the State of New Jersey.

      The foregoing opinions are rendered to you solely in connection with the matter described in the initial paragraph of this letter. The opinions expressed herein may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent. The foregoing opinions speak only as of the date hereof and I undertake no obligation to update the matters discussed herein.

      Very truly yours,

      /s/ W. Andrew Macan
      -------------------
      W. Andrew Macan
      Vice President, Corporate Counsel
      and Secretary

                                                                     EXHIBIT E-2

PAUL. WEISS, RIFKIND, WHARTON & GARRISON LLP

1255 AVENUE OF THE AMERICAS                        1615 L STREET, NW   MARK H. ALCOTT           DAVID K. LAKHDHIR
NEW YORK, NEW YORK 10019-6064              WASHINGTON, DC 20036-5694   ALLAN J. ARFFA           JOHN E. LANGE
TELEPHONE (212) 373-3000                     TELEPHONE (202)223-7300   ROBERT A. ATKINS         DANIEL J. LEFFELL
FACSIMILE (212) 757-3000                    FACSIMILE (202) 223-7420   JOHN F. BAUGHMAN         MARTIN LONDON
                                                                       LYNN B. BAYARD           JEFFREY O. MARELL
                                              FUKOKU SEIMEI BUILDING   DANIEL J. BELLER         MARCO V. MASOTTI
LLOYD K. GARRISON (1946-1991)              2-2 UCHISAIWAICHO 2-CHOME   MITCHELL L. BERG         EDWIN S. MAYNARD
RANDOLPH E. PAUL (1946-1956)       CHIYODA-KU, TOKYO 100-0011, JAPAN   MARK S. BERGMAN          TOBY S. MYERSON
SIMON H RIFKIND (1950-1995)                TELEPHONE (813) 3597-8101   BRUCE BIRENBOIM          JOHN E. NATHAN
LOUIS S. WEISS  (1927-1950)                FACSIMILE (813) 3597-8120   H. CHRISTOPHER BOEHNING  ALEX YOUNG K. OH
JOHN F. WHARTON (1927-1977)                                            RICHARD S. BORISOFF      JOHN J. O'NEIL
                                            ORIENTAL PLAZA, TOWER E3   HENK BRANDS              KELLEY D. PARKER
                                                          SUITE 1205   JOHN F. BREGLIO          ROBERT P. PARKER*
                                          NO. 1 EAST CHANG AN AVENUE   RICHARD J. BRONSTEIN     MARC E. PERLMUTTER
                                                 DONG CHENG DISTRICT   PATRICK S. CAMPBELL*     MARK F. POMERANTZ
                                                     BEIJING, 100738   JEANETTE K. CHAN         VALERIE E. RADWANER
                                          PEOPLE'S REPUBLIC OF CHINA   YVONNE Y.F. CHAN         CAREY R. RAMOS
WRITER'S DIRECT DIAL NUMBER              TELEPHONE (86-10) 8518-8828   DOUGLAS A. CIFU          CARL L. REISNER
                                      FACSIMILE (86-10) 8618-2760/61   LEWIS R. CLAYTON         WALTER RIEMAN
                                                                       JAY COHEN                RICHARD A. ROSEN
      212-373-3000               12TH FLOOR, HONG KONG CLUB BUILDING   KELLEY A. CORNISH        ANDREW N. ROSENBERG
WRITER'S DIRECT FACSIMILE                    3A CHATER ROAD, CENTRAL   DOUGLAS R. DAVIS         STEVEN B. ROSENFELD
                                                           HONG KONG   JAMES M. DUBIN           PETER J. ROTHENBERG
                                           TELEPHONE (852) 2536-9933   LESLIE GORDON FAGEN      RAPHAEL M. RUSSO
       212-757-3990                        FACSIMILE (852) 2536-9622   MARC FALCONE             JEFFREY D. SAFERSTEIN
WRITER'S DIRECT E-MAIL ADDRESS                                         PETER L. FELCHER         JEFFREY S. SAMUELS
                                                        ALDER CASTLE   PETER E. FISCH           DALE M. SARRO
                                                     10 NOBLE STREET   ROBERT C. FLEDER         TERRY E. SCHIMEK
                                               LONDON ECZV 7JU, U.K.   MARTIN FLUMENBAUM        KENNETH M. SCHNEIDER
                                          TELEPHONE (4420) 7367 1600   ANDREW J. FOLEY          ROBERT B. SCHUMER
                                          FACSIMILE (4420) 7367 1650   HARRIS B. FREIDUS        JAMES H. SCHWAB
                                                                       KENNETH A. GALLO*        MICHAEL J. SEGAL
                                                                       MICHAEL E. GERTZMAN      STEPHEN J. SHIMSHAK
                                                                       PAUL D. GINSBERG         DAVID R. SICULAR
                                                                       ERIC S. GOLDSTEIN        MOSES SILVERMAN
                                                                       ERIC GOODISON            STEVEN SIMKIN
                                                                       CHARLES  H. GOOGE, JR.   JOSEPH J. SIMONS
                                                                       ANDREW G. GORDON         MARILYN SOBEL
                                                                       BRUCE A. GUTENPLAN       TARUN M. STEWART
                                                                       GAINES GWATHMEY, III     AIDAN SYNNOTT
                                                                       ALAN S. HALPERIN         ROBYN F. TARNOFSKY
                                                                       CLAUDIA HAMMERMAN        JULIA L. TARVER
                                                                       GERARD E. HARPER         JUDITH R. THOYER
                                                                       BRIAN S. HERMANN         DANIEL J. TOAL
                                                                       ROBERT M. HIRSH          MARK A. UNDERBERG
                                                                       JOYCE S. HUANG           MARIA T. VULLO
                                                                       JEH CHARLES JOHNSON      LAWRENCE G. WEE
                                                                       MEREDITH J. KAPLAN       THEODORE V. WELLS. JR.
                                                                       BRAD S. KARP             LISA YANO
                                                                       JOHN C. KENNEDY          JORDAN E. YARETT
                                                                       ALAN W. KORNBERG         ALFRED D. YOUNGWOOD
                                                                       DANIEL J. KRAMER         TONG YU

                                                                       *NOT ADMITTED TO NEW YORK BAR.

                                  June 22, 2005

     To the Lenders party to the
      Credit Agreement referred
      to below, Citicorp USA, Inc.,
      and Deutsche Bank AG
      New York Branch, as Agent

     Ladies and Gentlemen:

                  We have acted as special counsel to The Chubb Corporation, a New Jersey corporation (the "Borrower"), in connection with the Five Year Revolving Credit Agreement (the "Credit Agreement") dated as of June 22, 2005, among the Borrower, the financial institutions listed on the signature pages of the Credit Agreement (the "Lenders"), Deutsche Bank AG New York Branch, as Agent (the "Agent"), Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as arrangers, Deutsche Bank AG New York Branch and Citicorp USA, Inc., as swingline lenders, and Citicorp USA, Inc., as syndication agent. This opinion is being furnished to you at the request of the

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

      Borrower as provided by Section 3.01(c) of the Credit Agreement. Capitalized terms used and not otherwise defined have the respective meanings given those terms in the Credit Agreement.

                  In connection with this opinion, we have examined an original, or a copy certified or otherwise identified to our satisfaction,of the Credit Agreement.

                  In addition, we have examined those other certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion. We have also relied upon the factual matters contained in the representations and warranties of the Borrower made in the Credit Agreement and upon certificates of public officials and the Borrower.

                  In our examination of the documents referred to above, we have assumed, without independent investigation,the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, the enforceability of the Credit Agreement against each party other than the Borrower.

                  In addition,in the case of Borrower, we have assumed, without independent investigation, that (i) it is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has all necessary corporate power and

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

      authority to execute, deliver and perform its obligations under the Credit Agreement, (iii) the execution, delivery and performance of the Credit Agreement have been duly authorized by all necessary corporate action and do not violate its charter or other organizational documents or the laws of its jurisdiction of organization and (iv) the Credit Agreement has been duly executed and delivered by it under the laws of its jurisdiction of organization.

                  Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on an officer's certificate of the Borrower and without any independent verification or investigation.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

                  1. The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  2. The execution and delivery by the Borrower of the Credit Agreement and the performance by the Borrower of its obligations under the Credit Agreement do not (i) violate any Covered Law (as defined below) (including Regulations U or X of the Board of Governors of the Federal Reserve System of the United States), or (ii) violate any order, writ, injunction or decree of which we have knowledge of any court or governmental authority or agency binding upon the Borrower or to which the Borrower is subject.

                  3. Except for any filings, authorizations or approvals as are specifically provided for in the Credit Agreement, no authorizations or approvals of, and

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PAUL, WEISS, RIFKIND, WHARTON GARRISON & LLP

      no filings with, any governmental or regulatory authority or agency are necessary under any Covered Law for the execution, delivery or performance by the Borrower of the Credit Agreement.

                  4. The Borrower is not required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5. To our knowledge, there are no legal proceedings pending or overtly threatened against the Borrower which are reasonably likely to have a Material Adverse Effect on the Borrower taken as a whole or on the validity or enforceability of the Credit Agreement.

                  This opinion is subject to the following assumptions, exceptions and qualifications:

                     (a) The enforceability of the Credit Agreement may be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; and (ii)subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                     (b) We express no opinion as to: (i) the enforceability of any provisions contained in the Credit Agreement that purport to establish (or may be construed to establish) evidentiary standards, or (ii)the enforceability of forum selection clauses in the federal courts.

                  This opinion is limited to the laws of the State of New York and the federal laws of the United States of America that, in each case, in our experience, are normally applicable to credit transactions of the type contemplated by the Credit

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PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

      Agreement, but excluding federal and state insurance laws (collectively, the "Covered Laws"). This opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

                  This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Credit Agreement and may not be circulated to, or relied upon by, any other Person, except that it may be circulated to any prospective Lender in accordance with the Credit Agreement and may be relied upon by any person who, in the future, becomes a Lender.

                              Very truly yours,

                              /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
                              ------------------------------------------------
                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

                                                                       EXHIBIT F

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                        AGREEMENT dated as of      , 20__ among [ASSIGNOR] (the
                  "Assignor"), [ASSIGNEE] (the "Assignee"), THE CHUBB CORPORATION (the "Borrower") and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (the "Agent").

                               W I T N E S S E T H

            WHEREAS this Assignment and Assumption Agreement (the "Agreement") relates to the Five Year Revolving Credit Agreement dated as of June 22, 2005, among the Borrower, the Assignor, the other Banks party thereto, as Banks, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners, Deutsche Bank AG New York Branch, as Administrative Agent and Citicorp USA, Inc., as Syndication Agent (the "Credit Agreement");

            WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $___________;

            WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

            WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

            SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of

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                                                                               2

the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

            SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $ (1). It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees, if requested, to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

            SECTION 5. Nonreliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

            SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

-----------------
      (1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

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            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                              [ASSIGNOR],

                                                 by
                                                    ___________________________
                                                     Name:
                                                     Title:

                                              [ASSIGNEE],

                                                 by
                                                    ___________________________
                                                     Name:
                                                     Title:

                                              THE CHUBB CORPORATION,

                                                 by
                                                    ___________________________
                                                     Name:
                                                     Title:

                                              DEUTSCHE BANK AG,

                                                 by
                                                    ___________________________
                                                     Name:
                                                     Title:

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